Exhibit 99.1

Press Release

Epiq Announces July 28 as New Date

for 2016 Annual Shareholder Meeting

Kansas City, Kan. (June 23, 2016) - Epiq Systems, Inc. (NASDAQ: EPIQ), a leading global provider of integrated technology solutions and services for the legal profession, announced today that, for scheduling purposes, the 2016 Annual Meeting of Shareholders will be held on Thursday, July 28, 2016, at 10:00 a.m. CT.

Additional information about the Annual Meeting will be contained in the Company’s Proxy Statement, which will be mailed prior to the Annual Meeting to shareholders of record as of June 13, 2016, as previously announced.

About Epiq Systems

Epiq (NASDAQ: EPIQ) is a leading global provider of integrated technology and services for the legal profession, including electronic discovery, bankruptcy, class action and mass tort administration, federal regulatory actions and data breach responses. Our innovative solutions are designed to streamline the administration of litigation, investigations, financial transactions, regulatory compliance and other legal matters. Epiq’s subject-matter experts bring clarity to complexity, create efficiency through expertise and deliver confidence to our clients around the world. For more information, visit us at www.epiqsystems.com.

Investor Contacts
Kelly Bailey	Chris Eddy
Epiq Systems	Catalyst Global
913-621-9500	212-924-9800
ir@epiqsystems.com	epiq@catalyst-ir.com

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